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                                                                   Exhibit 10.25

                           RESTRICTED SHARE AGREEMENT

      This Restricted Share Agreement, dated as of the Grant Date set forth on Schedule A hereto, between Dresser-Rand Group Inc., a Delaware corporation (the "Company"), and the grantee whose name appears on Schedule A (the "Grantee"), is being entered into pursuant to the Dresser-Rand Group Inc. 2005 Stock Incentive Plan (the "Plan"). Capitalized terms used herein without definition have the meaning given in the Plan.

      1. Grant of Restricted Shares. The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date set forth on Schedule A, of the number of Shares specified on Schedule A. All Shares received by the Grantee under this Agreement are subject to the restrictions contained herein and are referred to as "Restricted Shares." The Restricted Shares are subject to the terms of the Plan, which terms are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

      2. Vesting of Restricted Shares.

      (a) Restricted Period. The Restricted Shares are subject to forfeiture and may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of (collectively, "Transferred") until the expiration of a "Period of Restriction" (although Transfers to Permitted Transferees approved by the Committee and Transfers by will or by the laws of descent and distribution are permitted during the Period of Restriction). Except as provided in Section 2(b)(i) or Section 5, the Period of Restriction shall expire on each of the dates set forth below as long as the Grantee remains an employee of the Company or a Subsidiary on the applicable date:

                 Date              % of Restricted Shares Becoming Vested
                 ----              --------------------------------------
            August 5, 2006                           25%
            August 5, 2007                           25%
            August 5, 2008                           25%
            August 5, 2009                           25%

      (b) Termination of Employment. Notwithstanding anything contained in this Agreement to the contrary, (i) if the Grantee's employment terminates by reason of death or Disability during the Period of Restriction, a pro rata portion (as defined in Section 5.2 of the Plan) of the Restricted Shares shall become nonforfeitable, and the remaining Restricted Shares shall be forfeited and canceled as of the date of such termination and (ii) if the Grantee's employment terminates for any reason other than death or Disability, any Restricted Shares held by the Grantee for which the Period of Restriction has not then expired shall be forfeited and canceled as of the date of such termination.
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      3. Grantee's Representations, Warranties and Covenants. The Grantee
represents and warrants that the Restricted Shares are being acquired by the Grantee solely for the Grantee's own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee further understands, acknowledges and agrees that the Restricted Shares may not be Transferred except to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or "blue sky" laws and non-U.S. securities laws.

      4. Grantee's Rights with Respect to Restricted Shares.

      (a) Rights as Stockholder. The Grantee shall have the right to vote the Restricted Shares, but shall otherwise enjoy none of the rights of a stockholder (including the right to receive dividends or equivalent payments) during the Period of Restriction. Any securities issued to or received by the Grantee with respect to Restricted Shares as a result of an Adjustment Event shall have the same status and be subject to the same restrictions (including forfeiture) as the Restricted Shares such securities are issued for.

      (b) Legend. The Restricted Shares shall be registered in the Grantee's name on the Grant Date through a book entry credit in the records of the Company's transfer agent, but shall be recorded as restricted non-dividend paying Shares until the expiration of the Period of Restriction. Upon the expiration of the Period of Restriction with respect to any Restricted Shares, the Company shall instruct its transfer agent to record such Shares as unrestricted. In the event any stock certificates are issued in respect of the Restricted Shares during the Period of Restriction, such certificates shall bear a restrictive legend determined by the Committee until the expiration of the Period of Restriction with respect to such Shares.

      5. Change in Control.

      (a) Accelerated Vesting. Subject to Section 5(b) below, in the event of a Change in Control, the Period of Restriction shall immediately expire with respect to all Restricted Shares.

      (b) Alternative Awards. The Period of Restriction shall not expire upon a Change in Control with respect to any Restricted Shares if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that the Restricted Shares shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award an "Alternative Award"), by the Grantee's employer (or the parent or a Subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:
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            (i) be based on stock that is traded on an established U.S.
      securities market, or that will be so traded within 60 days of the Change in Control;

            (ii) provide the Grantee (or each Grantee in a class of Grantees) with rights and entitlements substantially equivalent to or better than the rights and terms applicable to the Restricted Shares, including, but not limited to, an identical or better vesting schedule;

            (iii) have substantially equivalent economic value to the Restricted Shares (determined at the time of the Change in Control); and

            (iv) have terms that provide that if the Grantee's employment is involuntarily terminated or constructively terminated, any conditions on the Grantee's rights under, and any restrictions on transfer, shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by the Grantee following (i) a material reduction in the Grantee's base salary or incentive compensation opportunity or (ii) a material reduction in the Grantee's responsibilities, in each case without the Grantee's written consent.

            6. Miscellaneous.

      (a) Tax Withholding. The Company shall not instruct the transfer agent to remove the restrictions applicable to any Restricted Shares at the expiration of the Period of Restriction unless and until the Grantee has made arrangements satisfactory to the Committee to satisfy applicable withholding tax obligations. The Company shall have the right to deduct any taxes required to be withheld by law from any amounts paid by it to the Grantee.

      (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

      (c) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

      (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party, provided that the Company
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may assign all or any portion of its rights or obligations under this Agreement to one or more persons or other entities designated by it.

      (e) APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS WHICH WOULD REQUIRE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

      (f) Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      (g) Consent to Electronic Delivery. By executing this Agreement, the Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Shares via Company web site or other electronic delivery.

      (h) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                           - Signature page follows -
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         IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement as of the Grant Date.

                                       DRESSER-RAND GROUP INC.



                                       By: /s/ Elizabeth C. Powers
                                           ---------------------------
                                           Name:  Elizabeth C. Powers
                                           Title: Vice President and
                                                  Chief Administrative Officer




                                       GRANTEE



                                        /s/ Lonnie Arnett
                                        -----------------------------
                                            Lonnie Arnett